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                                                                  EXHIBIT 99.1



[CALIFORNIA INDEPENDENT BANCORP LETTERHEAD]


FOR IMMEDIATE RELEASE                                             June 25, 1999


Contact: Annette Bertolini, Senior Vice-President, Feather River State Bank (530) 674-4447


                                 PRESS RELEASE

                HARTWIG NAMED PRESIDENT AND CEO OF CALIFORNIA
               INDEPENDENT BANCORP AND FEATHER RIVER STATE BANK

The Boards of Directors of California Independent Bancorp ("CIBN") and its wholly-owned subsidiary Feather River State Bank ("Bank") announce the resignation of President and Chief Executive Officer Robert J. Mulder from his directorship and executive officer positions with CIBN and the Bank effective June 15, 1999. The Boards are working with Mr. Mulder to assure a smooth transition, and, subject to appropriate regulatory approval, Mr. Mulder has agreed to continue his association with CIBN and the Bank as a long-term consultant.

In its continued efforts to strengthen senior management, the Board of Directors of CIBN and the Bank are pleased to announce that pending appropriate regulatory approval, Larry D. Hartwig has accepted the position of President and Chief Executive Officer of CIBN and the Bank. Mr. Hartwig will also serve on the Boards of Directors for both the CIBN and the Bank.

Mr. Hartwig has more than 30 years experience in the banking industry. Most recently, he served on the boards of directors and as the President and Chief Executive Officer of SC Bancorp in Anaheim, California and its wholly-owned subsidiary Southern California Bank prior to the institutions' 1997 merger into Western Bancorp.



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1227 Bridge Street, Suite C  --  P.O. Box 929002  --  Yuba City, CA 95992-9002
                       (530) 674-4444    FAX (530) 674-4443